Exhibit 10.1

TRADESTATION GROUP, INC.

AMENDED AND RESTATED

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

1. Purpose. The purpose of the Plan is to attract and retain outstanding individuals to serve as members of the Board of Directors of TradeStation Group, Inc. (the “Company”) by providing such persons opportunities to acquire common stock, $.01 par value, of the Company (“Common Shares”), thereby strengthening the mutuality of interest between such persons and the Company’s shareholders.

2. Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of Seven Hundred Thousand (700,000) Common Shares, which shall be authorized but unissued shares, reduced by an aggregate amount of shares of common stock, $.01 par value, of Omega Research, Inc., the predecessor of the Company (“Omega Research”), issued by Omega Research prior to December 29, 2000 pursuant to the exercise of options granted under the Plan. If there is a lapse, expiration, termination or cancellation of any option granted under the Plan by the Company or Omega Research, all unissued shares subject to or reserved for such option may again be used for new options granted under the Plan.

3. Participation. Participation in the Plan is limited to members of the Board of Directors who are not salaried officers or employees of the Company or any of its direct or indirect subsidiaries (a “Nonemployee Director” or “Participant”).

4. Options to be Granted under the Plan. Effective on or about the date of a Nonemployee Director’s initial election to the Board of Directors (which initial election shall be deemed to have occurred when elected by the Board of Directors of either the Company, Omega Research or onlinetradinginc.com corp.), each Nonemployee Director may be awarded nonqualified stock options to purchase up to a maximum of Seventy-Five Thousand (75,000) Common Shares (the “Initial Option”). The actual number of stock options awarded to each Nonemployee Director comprising the Initial Option shall be determined by the Board of Directors as it deems necessary or advisable and in the best interests of the Company in order to attract and obtain outstanding and highly qualified candidates to serve on the Company’s Board of Directors. Upon each re-election of such Nonemployee Director to the Board of Directors at the Company’s annual meeting of shareholders (“Annual Meeting”) commencing with the Annual Meeting held on June 18, 2001, each Nonemployee Director shall automatically be awarded an additional nonqualified stock option (the “Additional Option”) to purchase Seven Thousand (7,000) Common Shares, provided, however, that, unless the Nonemployee Director has been elected as a director at the Company’s previously-held, regularly-scheduled Annual Meeting (in which case the following exception is not intended to, and shall not, apply), such Nonemployee Director shall not be granted such Additional Option upon such re-election if such Nonemployee Director was granted an Initial Option in the immediately preceding twelve (12)-month period upon his or her initial election to the Board of Directors in accordance with this Section 4. The Company is authorized to provide the Participant with a stock option agreement consistent with the terms of the Plan.

5. Option Exercise Price. Each option granted under the Plan shall be exercisable at an option price equal to 100% of the Fair Market Value (as defined in Section 10 hereof) of the Common Shares on the date of grant hereunder.

6. Limitations on Exercise. Any option granted under the Plan may be exercised (in accordance with Section 7 hereof) in whole or in part, from time to time after the date granted, subject to the following limitations:

(a) No option granted hereunder may be exercised during the first year following the date such option was granted. Thereafter, each option may be exercised:

(i) to a maximum cumulative extent of one-third ( 1/3) of the total shares covered by the option on or after the first anniversary of the date the option was granted;

(ii) to a maximum cumulative extent of two-thirds ( 2/3) of the total shares covered by the option on or after the second anniversary of the date the option was granted; and

(iii) to a maximum cumulative extent of 100% of the total shares covered by the option on or after the third anniversary of the date the option was granted.

Notwithstanding the limitations of Section 6(a) above, any option granted under the Plan shall become fully exercisable upon the death of the Nonemployee Director while serving on the Board of Directors or upon the Retirement (as hereinafter defined in this Section 6(b)) of the Nonemployee Director if such death or Retirement occurs on or after the first anniversary of the date such option was issued. For these purposes, “Retirement” means a Nonemployee Director’s termination of service as a member of the Board of Directors after age 70 or at any time with the consent of the Board of Directors. Further, notwithstanding the limitations of Section 6(a) above, any option granted under the Plan shall become fully exercisable upon a Change in Control. For these purposes, a “Change in Control” means the occurrence of any of the following: (A) any person or entity unaffiliated with the Company is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Act of 1933, as amended), directly or indirectly, of securities of the Company representing more than fifty (50%) of the combined voting power of the Company’s then outstanding securities; (B) a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company (or similar transaction) in which no person or entity acquires more than fifty (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or (C) the consummation of the sale or disposition by the Company, directly or indirectly, of all or substantially all of the Company’s assets or accounts other than (x) the sale or disposition of all or substantially all of the assets of the Company to a subsidiary of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred, with respect to a Nonemployee Director, if the Nonemployee Director is part of a purchasing group which consummates a transaction causing a Change in Control. A Nonemployee Director shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Nonemployee Director is a direct or indirect equity participant in the purchasing company or group; provided however, that the Nonemployee Director shall not be considered part of a purchasing group if the Nonemployee Director owns, directly or indirectly, 1% or less of the outstanding securities of the purchasing company or group.

For stock options issued prior to March 8, 2007, the definitions of Change in Control and Sale of the Company in effect under the Plan and used in the stock option agreements issued for those grants shall continue to apply, and the definition above shall apply to grants on or after March 8, 2007.

(b) Any option granted under the Plan shall not be exercised after the earliest to occur of any of the following events:

(i) more than ninety (90) days after termination of any Nonemployee Director’s service as a member of the Board of Directors for any reason other than death or Retirement (and then only to the extent that such Nonemployee Director could have exercised such option on the date of termination);

(ii) more than one hundred eighty (180) days after a Nonemployee Director’s Retirement from the Board of Directors (and then only to the extent that such Nonemployee Director could have exercised such option on the date of Retirement, after giving effect to Section 6(b) above);

(iii) more than twelve (12) months after death of a Nonemployee Director (and then only to the extent that such Nonemployee Director could have exercised such option on the date of death, after giving effect to Section 6(b) above); or

(iv) more than ten (10) years from the date the option is granted.

7. Method and Time of Exercise: Delivery of Certificates. Any option granted under the Plan shall be deemed exercised on the date written notice of exercise is received by the Secretary of the Company at the Company’s corporate headquarters. Such notice shall be accompanied by: (a) a check payable to the Company for the purchase price of the shares to be purchased; or (b) delivery of Common Shares owned by the Participant for at least six (6) months whose Fair Market Value on the date of exercise equals the purchase price of the shares to be purchased; or (c) any combination of the foregoing.

8. Nontransferability. Any option granted under this Plan shall not be transferable other than as required by law or by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant or the Participant’s guardian or legal representative. If a Nonemployee Director dies during the option period, any option granted to such Participant may be exercised by his estate or the person to whom the option passes by will or the laws of descent and distribution, but only in accordance with Section 6 above. Notwithstanding the foregoing, an option shall automatically become transferable to the Participant’s “immediate family members” or trusts or family partnerships for the benefit of such persons. For purposes of this Section 8, “immediate family members” shall mean the Participant’s spouse and lineal descendants.

9. Other Provisions; Securities Registration. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate, including, without limitation, such provisions as may be appropriate to comply with federal or state securities laws and stock listing requirements.

10. Definition of Fair Market Value. For purposes of the Plan and any options granted hereunder, Fair Market Value of Common Shares shall be the closing price for the Company’s Common Shares as reported on The NASDAQ Stock Market (or such other exchange or consolidated transaction reporting system on which such Common Shares are primarily traded) on the date of grant (or the closing price on the next trading date if Common Shares were not traded on the date of grant); provided, however, that, if the Company’s Common Shares are not at the applicable time readily tradable on a national securities exchange or other market system, Fair Market Value shall mean the amount determined in good faith by the Board of Directors as the fair market value of the Common Shares of the Company.

11. Adjustment Provisions. If the Company shall at any time change the number of issued Common Shares without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under the Plan and the number of shares covered by each outstanding option and the exercise price thereunder shall be automatically adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option granted under the Plan, the Common Shares shall be changed into another kind of stock, securities, cash or other property, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Board of Directors shall cause adequate provision to be made whereby all Participants shall thereafter be entitled to receive, upon the due exercise of any outstanding options, the stock, securities, cash or other property such Participants would have been entitled to receive immediately prior to the effective date of any such transaction for Common Shares which could have been acquired through the exercise of such options.

12. Amendment or Discontinuation of Plan. The Board of Directors may amend the Plan at any time or suspend or discontinue the Plan at any time, but no such action shall adversely affect any outstanding option.

13. Governing Law. The Plan and any options granted hereunder shall be governed and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable Florida principles of conflicts of laws).

14. Shareholder Approval. The Plan was originally adopted by the Board of Directors of Omega Research and approved by the shareholders of Omega Research on July 24, 1997. On January 2, 1998, Omega Research’s Board of Directors amended the Plan to increase the number of options that may be awarded to such individuals upon their initial election to the Board of Directors. The Plan was then assumed as of December 29, 2000 by the Company pursuant to the Agreement and Plan of Merger and Reorganization dated as of January 19, 2000 among Omega Research, onlinetradinginc.com corp., the Company, Omega Acquisition Corporation and Onlinetrading Acquisition Corporation, and, in connection therewith, the Plan was further amended by the Company’s Board of Directors on December 22, 2000 to be effective as of December 29, 2000 (the effective time of the merger pursuant to the foregoing Plan of Merger and Reorganization (the “Effective Time”)), to reflect, among other things, the Company’s assumption of the Plan as of the Effective Time and to provide that all shares issuable after the Effective Time upon exercise of any options granted under the Plan will be shares of $.01 par value common stock of the Company. The Plan in such amended form was approved by the Company’s shareholders on December 22, 2000, to be effective as of the Effective Time. On May 17, 2001, the Company’s Board of Directors approved an amendment to the Plan, subject to the approval of the Company’s shareholders, to increase the number of Common Shares reserved for issuance under the Plan from 175,000 to 350,000 and to increase the number of Common Shares included in the options automatically granted to a nonemployee director upon each annual reelection from 3,000 to 7,000. Such amendment was approved by the Company’s shareholders on June 18, 2001. The Plan was subsequently amended by the Company’s Board of Directors, effective as of January 30, 2002, to clarify that the options granted under the Plan will become fully exercisable upon a Change in Control or a Sale of the Company. The Plan was subsequently amended by the Company’s Board of Directors, effective as of June 6, 2006, to clarify that a Nonemployee Director is to automatically receive an Additional Option if the Initial Option was received in connection with being elected at the last Annual Meeting, even if the current Annual Meeting date is fewer than twelve months from that preceding Annual Meeting date in connection with which the Initial Option was granted. The Plan was subsequently amended by the Company’s Board of Directors, effective as of March 8, 2007, to make non-material amendments to the definition of Fair Market Value and Sale of the Company/Change in Control under Sections 10 and 6, respectively, of the Plan. Subsequently, on March 9, 2009, the Company’s Board of Directors approved an amendment to the Plan, subject to the approval of the Company’s shareholders, to increase the number of Common Shares reserved for issuance under the Plan from 350,000 to 700,000. Such amendment was approved by the Company’s shareholders on June 2, 2009. Accordingly, the Plan represents the original 1997 Nonemployee Director Stock Option Plan as restated and amended through June 2, 2009.

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